UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

Filed by Registrant	☒

Filed by Party other than Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

T3 Defense Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

T3 Defense Inc.

575 Fifth Ave., 14th Floor

New York, New York 10017

(212) 791-4663

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of T3 Defense Inc.:

We are pleased to invite you to attend the Special Meeting of Stockholders (the “Special Meeting”) of T3 Defense Inc., a Delaware corporation (the “Company,” “we” or “us”), which will be held at [10:00 a.m.] eastern time on [___________], 2026, virtually at www.[____________].com/[____], for the following purposes:

1.	To approve the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon exercise of certain restricted common stock purchase warrants (the “Warrants”) issued or issuable in connection with an offering of securities of the Company, the initial closing for which occurred on February 24, 2026 (the “February 2026 Private Placement”), which entitle the holder to acquire an aggregate of 14,084,506 shares of Common Stock, subject to adjustment, at an exercise price of $2.13 per share, subject to adjustment, for a term of five years for purposes of complying with the Nasdaq Listing Rules (“Proposal One” or the “Warrant Shares Proposal”);

2.	To approve the issuance of shares of Common Stock upon conversion of the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) issued or issuable in connection with the February 2026 Private Placement, as required by Nasdaq Listing Rule 5635(d) (“Proposal Two” or the “Preferred Stock Conversion Issuance Proposal”);

3.	To grant the Company’s Board of Directors (the “Board”) the discretionary authority for 18 months to amend the Company’s amended and restated certificate of incorporation, as amended, to authorize a reverse stock split of Common Stock, at a ratio in the range from one-for-two to one-for-two hundred fifty, with such specific ratio to be determined by the Board following the Special Meeting (“Proposal Three” or the “Reverse Split Proposal”); and

4.	To conduct any other business as may properly come before the meeting or any adjournment thereof.

After careful consideration, the Board unanimously determined that each of (i) the Warrant Shares Proposal; (ii) the Preferred Stock Conversion Issuance Proposal and (iii) the Reverse Split Proposal are in the best interests of the Company and its stockholders, and approved each of the aforementioned matters, and recommends that you vote “FOR” each of (i) the Warrant Shares Proposal; (ii) the Preferred Stock Conversion Issuance Proposal and (iii) the Reverse Split Proposal .

We do not expect to transact any other business at the Special Meeting. Only holders of record of shares of Common Stock at the close of business on [_______], 2026 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

At the close of business on the Record Date, [_______] shares of Common Stock were outstanding. Each share of Common Stock represents one vote that may be voted on each matter that may come before the Special Meeting. The holder of the Series B Preferred Stock is entitled to 10,000 votes per share of Series B Preferred Stock held.

Your vote is very important.

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, The Nasdaq Stock Market (“Nasdaq”) suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the company’s largest concentration of ownership or voting power.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain stockholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

The stockholders of the Company are being asked to approve the issuance of shares of Common Stock upon the exercise of the Warrants which are exercisable for an aggregate of 14,084,506 shares of Common Stock, subject to adjustment, at an exercise price of $2.13 per share, subject to adjustment, for a term of five years in accordance with the requirements of Nasdaq Listing Rules 5635(b) and 5635(d).

We are therefore seeking the approval of the issuance of shares of Common Stock upon the exercise of the Warrants by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal One: Warrant Shares Proposal.”

Proposal One requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at the Special Meeting.

On February 24, 2026, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor, pursuant to which the investor agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000,000, or a per unit price of $50,000, with each unit consisting of (i) one restricted share of Series B Preferred Stock and (ii) one and a half restricted Warrants to initially purchase up to 35,211 shares of Common Stock, subject to adjustment and exchange as described herein. Each share of Series B Preferred Stock has a stated value of $50,000 (the “Stated Value”) and is convertible into a number of shares of Common Stock (or pre-funded warrants in lieu thereof) equal to the Stated Value divided by the initial conversion price of $2.13 per share (the “Initial Conversion Price”). Assuming an Initial Conversion Price of $2.13 per share, each share of Series B Preferred Stock is convertible into 23,474 shares of Common Stock (or pre-funded warrants in lieu thereof). Upon the Company obtaining stockholder approval of the transactions contemplated by the Securities Purchase Agreement and the related agreements, the Initial Conversion Price will be adjusted from $2.13 per share to the lower of (i) $2.13 per share, (ii) the price per share upon the effectiveness of the initial registration statement required to be filed in connection with the February 2026 Private Placement, (iii) the price per share upon the Company obtaining such stockholder approval and (iv) the price per share upon applicability of Rule 144 as it relates to the sale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock. The Initial Conversion Price is subject to further adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). The holder of the Series B Preferred Stock is entitled to 10,000 votes per share of Series B Preferred Stock held.

The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock could exceed 20% of the shares of the Common Stock or 20% of the voting power outstanding before the issuance of securities pursuant to the Securities Purchase Agreement (the “Preferred Exchange Cap”). Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the Securities Purchase Agreement, we are seeking stockholder approval to issue shares above the Preferred Exchange Cap and to waive the “Preferred Exchange Cap” limitation in the Securities Purchase Agreement as described under “Proposal Two: Preferred Stock Conversion Issuance Proposal.”

Proposal Two requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at the Special Meeting.

Pursuant to Nasdaq Listing Rule 5550(a)(2), Nasdaq listed companies are required to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The closing bid price for the Common Stock has recently been below $1.00 per share and the Company has previously received a notification letter from Nasdaq that indicated that the Company was not in compliance with the Minimum Bid Price Requirement. We are therefore asking stockholders to approve the Reverse Split Proposal to assure that the Company can maintain compliance with the requirements for continued listing on Nasdaq, including the Minimum Bid Price Requirement, as described under “Proposal Three: Reverse Split Proposal.”.

Proposal Three requires that more votes are cast in favor of the proposal than are cast against the proposal at the Special Meeting, provided that a quorum exists at such Special Meeting.

If You Plan to Attend

The Special Meeting will be held virtually. To attend the meeting, please go to www.[____________].com/[____] and enter the 16-digit control number found on your proxy card. If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please have a legal proxy from your nominee authorizing you to vote your shares. You will be able to attend and participate in the Special Meeting online, vote your shares electronically, and submit questions prior to and during the meeting.

You will not be able to attend the Special Meeting in person.

By the Order of the Board of Directors

/s/ Menachem Shalom
Menachem Shalom
Chief Executive Officer

The proxy statement is dated [_______], 2026, and is first being made available to stockholders on or about [_______], 2026.

Dated: [_______], 2026

Whether or not you expect to attend, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

i

T3 Defense Inc.

575 Fifth Ave., 14th Floor

New York, New York 10017

(212) 791-4663

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of T3 Defense Inc., a Delaware corporation (the “Company,” “we” or “us”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of Stockholders of the Company which will be held at [10:00 a.m.] eastern time on [___________], 2026, virtually at www.[____________].com/[____] (the “Special Meeting”).

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Special Meeting?

The Board has fixed the close of business on [_______], 2026 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were [_______] shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company outstanding. Each share of Common Stock represents one vote that may be voted on each matter that may come before the Special Meeting. Each share of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) represents 10,000 votes that may be voted on each matter that may come before the Special Meeting.

What matters will be voted on at the Special Meeting?

The proposals that are scheduled to be considered and voted on at the Special Meeting are as follows:

●	To approve the issuance of shares of Common Stock upon exercise of certain restricted common stock purchase warrants (the “Warrants”) issued or issuable in connection with an offering of securities of the Company, the initial closing for which occurred on February 24, 2026 (the “February 2026 Private Placement”), which entitle the holder to acquire an aggregate of 14,084,506 shares of Common Stock, subject to adjustment, at an exercise price of $2.13 per share, subject to adjustment, for a term of five years for purposes of complying with the Nasdaq Listing Rules 5635(b) and 5635(d) (“Proposal One” or the “Warrant Shares Proposal”);

●	To approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock issued or issuable in connection with the February 2026 Private Placement, as required by Nasdaq Listing Rule 5635(d) (“Proposal Two” or the “Preferred Stock Conversion Issuance Proposal”); and

●	To grant the Board the discretionary authority for 18 months to amend the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), to authorize a reverse stock split of Common Stock, at a ratio in the range from one-for-two to one-for-two hundred fifty, with such specific ratio to be determined by the Board following the Special Meeting (“Proposal Three” or the “Reverse Split Proposal”).

Why am I receiving these materials?

You are receiving these materials in connection with the solicitation by the Board of proxies, in the accompanying form, to be used at the Special Meeting to be held at [10:00 a.m.] eastern time on [___________], 2026, virtually at www.[____________].com/[____] and any postponements or adjournments thereof. This Proxy Statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting. This Proxy Statement is being mailed on or about [_______], 2026 to all stockholders entitled to notice of and to vote at the Special Meeting. You can also find a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), which includes our financial statements for the fiscal year ended December 31, 2025 by following the instructions contained in the Notice of Annual Meeting mailed to stockholders entitled to notice of and to vote at the Special Meeting along with this Proxy Statement on [_______], 2026.

Why is the Company seeking stockholder approval of the exercise of the Warrants?

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, The Nasdaq Stock Market (“Nasdaq”) suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the company’s largest concentration of ownership or voting power.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain stockholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

Upon exercise of the Warrants at the current exercise price, the holders would be entitled to an aggregate of 14,084,506 shares of Common Stock, subject to further adjustment. We are therefore seeking the approval of the issuance of Common Stock upon exercise of the Warrants by the Company’s stockholders by adopting a resolution as described in this Proxy Statement under “Proposal One: Stockholder Approval of the Warrant Shares Proposal.”

Why is the Company seeking the approval of the Preferred Stock Conversion Issuance Proposal?

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power.

On February 24, 2026, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Investor agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000,000, or a per unit price of $50,000, with each unit consisting of (i) one restricted share of Series B Preferred Stock and (ii) one and a half restricted Warrants to initially purchase up to 35,211 shares of Common Stock, subject to adjustment and exchange as described herein. Each share of Series B Preferred Stock has a stated value of $50,000 (the “Stated Value”) and is convertible into a number of shares of Common Stock (or pre-funded warrants in lieu thereof) equal to the Stated Value divided by the initial conversion price of $2.13 per share (the “Initial Conversion Price”). Assuming an Initial Conversion Price of $2.13 per share, each share of Series B Preferred Stock is convertible into 23,474 shares of Common Stock (or pre-funded warrants in lieu thereof). Upon the Company obtaining stockholder approval of the transactions contemplated by the Securities Purchase Agreement and the related agreements, the Initial Conversion Price will be adjusted from $2.13 per share to the lower of (i) $2.13 per share, (ii) the price per share upon the effectiveness of the initial registration statement required to be filed in connection with the February 2026 Private Placement, (iii) the price per share upon the Company obtaining such stockholder approval and (iv) the price per share upon applicability of Rule 144 as it relates to the sale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock. The Initial Conversion Price is subject to further adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). The holder of the Series B Preferred Stock is entitled to 10,000 votes per share of Series B Preferred Stock held.

The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock could exceed 20% of the shares of the Common Stock or 20% of the voting power outstanding before the issuance of securities pursuant to the Securities Purchase Agreement (the “Preferred Exchange Cap”). Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the Securities Purchase Agreement, we therefore are seeking stockholder approval to issue shares above the Preferred Exchange Cap and to waive the “Preferred Exchange Cap” limitation in the Securities Purchase Agreement as described under “Proposal Two – Approval of the Preferred Stock Conversion Issuance Proposal.”

Why is the Company seeking the approval of the Reverse Split Proposal?

Pursuant to Nasdaq Listing Rule 5550(a)(2), Nasdaq listed companies are required to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). The closing bid price for the Common Stock has recently been below $1.00 per share and the Company has previously received a notification letter from Nasdaq that indicated that the Company was not in compliance with the Minimum Bid Price Requirement. We are therefore asking stockholders to approve the Reverse Split Proposal to assure that the Company can maintain compliance with the requirements for continued listing on Nasdaq, including the Minimum Bid Price Requirement.

What are the Board’s voting recommendations?

The Board recommends that you vote “FOR” each of the proposals.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

How can I attend the Special Meeting?

We will be hosting the Special Meeting virtually live via audio webcast. Any stockholder may attend the Special Meeting. To attend the meeting, please go to www.[____________].com/[____] and enter the 16-digit control number found on your proxy card.

How do I vote?

If you are a stockholder of record, you may:

1.	Vote by Internet. The website address for Internet voting is on the voting instruction form or proxy card.

2.	Vote by phone. The phone number for phone voting is on your proxy card.

3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.

4.	Vote at the Special Meeting. Register, attend virtually and vote at the Special Meeting.

If you vote by phone or internet, please DO NOT mail your proxy card.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please have a legal proxy from your nominee authorizing you to vote your shares.

What constitutes a quorum?

To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the issued and outstanding capital stock of the Company, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum. As of the Record Date, there are a total of [_______] votes that may be voted on each matter that may come before the Special Meeting. The quorum is therefore [_______]votes.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit continued solicitation of proxies.

What is a “broker non-vote”?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares on a proposal.

Various national and regional securities exchanges applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you.

Each of Proposal One and Proposal Two is non-routine and the record owner may not vote your shares on these proposals if it does not get instructions from you. If you do not provide voting instructions, a broker non-vote may occur. Abstentions and broker non-votes will be counted towards the presence of a quorum but will not be considered votes cast by the stockholders at the Special Meeting. Abstentions will therefore have the same legal effect as a vote “AGAINST” Proposal One and Proposal Two and broker non-votes will not have any effect with respect to Proposal One and Proposal Two.

Proposal Three is routine and the record owner will have the discretion to vote your shares on Proposal Three if it does not get instructions from you. Abstentions and broker non-votes will be counted towards the presence of a quorum but will not be considered votes cast by the stockholders at the Special Meeting and therefore will not have any effect with respect to Proposal Three.

How many votes are needed for each proposal to pass?

Proposals		Vote Required
(1)	Warrant Shares Proposal	Majority of the voting power present in person or by proxy and entitled to vote on the matter at the Special Meeting
(2)	Preferred Stock Conversion Issuance Proposal	Majority of the voting power present in person or by proxy and entitled to vote on the matter at the Special Meeting
(3)	Reverse Split Proposal	Majority of the votes cast on the matter at the Special Meeting

What constitutes outstanding shares entitled to vote?

At the close of business on the Record Date, there were [_____] outstanding shares of Common Stock, each of which is entitled to one vote on all matters at the Special Meeting, and [____] outstanding shares of Preferred Stock, each of which is entitled to 10,000 votes on all matters at the Special Meeting.

Is broker discretionary voting allowed and what is the effect of broker non-votes?

Proposals		Broker Discretionary Vote Allowed	Effect of Broker Non- Votes on the Proposal
(1)	Warrant Shares Proposal	No	None
(2)	Preferred Stock Conversion Issuance Proposal	No	None
(3)	Reverse Split Proposal	Yes	None

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under the General Corporation Law of the State of the Delaware (the “DGCL”), abstentions are counted as shares present and entitled to vote at the Special Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have the same legal effect as a vote “AGAINST” Proposal One and Proposal Two, each of which requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter, and will not have any effect with respect to Proposal Three, which requires that the votes cast “FOR” the matter exceed the votes cast “AGAINST” the matter.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: T3 Defense Inc., 575 Fifth Ave, 14th floor, New York, New York 10017, Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

Could other matters be decided at the Special Meeting?

Other than the Warrant Shares Proposal, the Preferred Stock Conversion Issuance Proposal and the Reverse Split Proposal, we do not know of any matters that will be presented for action by the stockholders at the Special Meeting.

Where can I find the voting results of the Special Meeting?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with respect to any of the proposals brought before the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please follow the instructions and vote in accordance with each proxy card and voting instruction card you receive.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL ONE, “FOR” PROPOSAL TWO AND “FOR” PROPOSAL THREE.

PROPOSAL ONE:

WARRANT SHARES PROPOSAL

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rules 5635(b) and (d), for the issuance of 14,084,506 shares of Common Stock, subject to adjustment as described herein, issuable upon exercise of certain common stock purchase warrants issued or issuable to the Investor pursuant to the Securities Purchase Agreement entered into with the Investor on February 24, 2026.

The information set forth in this Proposal One is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the form of Warrant attached as exhibits 10.1 and 4.1, respectively, to our Current Report on Form 8-K filed with the SEC on February 25, 2026, as amended.

Stockholders are urged to carefully read these documents.

Warrants

On February 24, 2026, we entered into the Securities Purchase Agreement with a certain accredited investor, pursuant to which the Investor agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000,000, or a per unit price of $50,000, with each unit consisting of (i) one restricted share of Series B Preferred Stock and (ii) one and a half restricted Warrants to initially purchase up to 35,211 shares of Common Stock, subject to adjustment and exchange as described herein. The initial closing for the February 2026 Private Placement occurred on February 24, 2026. The aggregate amount of shares of Common Stock that can be issued pursuant to the Warrants (the “Warrant Shares”) is 14,084,506 Warrant Shares, subject to adjustment. The Company anticipates filing a registration statement, pursuant to a registration rights agreement entered into on February 24, 2026, to register the resale of an amount equivalent to 250% of the 14,084,506 Warrant Shares initially exercisable pursuant to the Warrants. As of the Record Date, there were [______] shares of our Common Stock outstanding. If this Proposal One is approved and all 35,211,265 shares of our Common Stock that we currently contemplate registering for resale by the Investor upon exercise of the Warrants were issued and outstanding as of the Record Date, such shares would represent approximately [__]% of the total number of outstanding shares of Common Stock.

The Warrants are immediately exercisable on a cash basis or exchangeable on a cashless basis and will expire five (5) years from the date of issuance. Each Warrant will be initially exercisable for one share of Common Stock at an initial exercise price of $2.13 per share, subject to customary adjustment for stock splits, distributions and the like (the “Initial Exercise Price”). The Initial Exercise Price is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Warrants remain outstanding (subject to certain exempt issuances). The holder of the Warrants may exchange the Warrants on a cashless basis for a number of shares of Common Stock determined by multiplying the total number of Warrant Shares with respect to which the Warrant is then being exercised by the Black Scholes Value (as defined in the Warrant) divided by the lower of the two closing bid prices of the Common Stock in the two days prior the time of such exercise, but in any event not less than $0.01 (as may be adjusted for stock dividends, subdivisions, or combinations and the like). The Warrants are subject to a blocker provision (the “Warrant Blocker”), which restricts the exercise of a Warrant if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own in excess of 9.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise) (the “Warrant Maximum Percentage”).

In the event of (i) a merger, sale of all or substantially all of the assets of the Company or other business combination or transaction in which a person acquires more than 50% of the outstanding shares of the Company’s voting stock or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company, the holder of the Warrants will be entitled to receive upon exercise of any Warrants a written instrument substantially similar in form and substance to such Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Common Stock acquirable and receivable upon exercise of such Warrant (without regard to any limitations on the exercise of such Warrant) prior to such transaction, and with an exercise price which applies the exercise price under such Warrant to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of such Warrant immediately prior to the consummation of such transaction). Notwithstanding the foregoing, at the election of the holder of any Warrants upon exercise of such Warrant following such a transaction, such holder may receive, in lieu of the Common Stock issuable upon the exercise of such Warrant prior to such transaction, such shares of common stock (or its equivalent) of the Successor Entity (as defined in the Warrant), or other securities, cash, assets or other property, which such holder would have been entitled to receive upon the happening of the applicable transaction had such Warrant been exercised immediately prior to the applicable transaction; provided, however, that such amount of reserved shares of Common Stock shall be limited by the Maximum Warrant Percentage. Additionally, as more fully described in the Warrants, the holder of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value – FT (as defined in the Warrant) of such Warrant in connection with such a transaction.

If the Company fails to timely deliver the Warrant Shares issuable upon exercise of the Warrants, the Company will be subject to liquidated damages, payable at the Company’s discretion in cash or shares of Common Stock or buy-in. If the Company elects to pay in shares of Common Stock, the number of shares due will be based on a formula in the Warrant.

Stockholder Approval of the Warrants

The stockholders of the Company are being asked to approve the issuance of shares of Common Stock to the Investor pursuant to the exercise of the Warrants to acquire 14,084,506 shares of Common Stock, subject to adjustment, at an exercise price of $2.13 per share, subject to adjustment, for a term of five years in accordance with the stockholder approval requirements of Nasdaq Listing Rules 5635(b) and 5635(d).

Because our Common Stock is listed on Nasdaq, we are subject to Nasdaq’s rules and regulations. Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the company’s largest concentration of ownership or voting power.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain stockholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

We are therefore asking our stockholders to approve the Warrant Shares Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to authorize the exercise of the Warrants into shares of Common Stock on the terms and subject to the conditions set forth in such Warrants in accordance with the stockholder approval requirements of the Nasdaq Listing Rules 5635(b) and 5635(d).

A vote in favor of the Warrant Shares Proposal will be deemed the approval of the exercise of such Warrants, each of the terms and conditions thereof, and all of the transactions contemplated therein and thereby.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal One except to the extent of their ownership of shares of our Common Stock.

Required Vote; Recommendation of the Board

Approval of the Warrant Shares Proposal requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at the Special Meeting. For purposes of the vote on the Warrant Shares Proposal, abstentions and broker non-votes will be counted towards the presence of a quorum but will not be considered votes cast by the stockholders at the Special Meeting. Abstentions will therefore have the same legal effect as a vote “AGAINST” the Warrant Shares Proposal and broker non-votes will not have any effect with respect to the Warrant Shares Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE WARRANT SHARES PROPOSAL.

PROPOSAL TWO:

PREFERRED STOCK CONVERSION ISSUANCE PROPOSAL

Background and Reason for the Proposal

Nasdaq Listing Rule 5635(d) generally requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, above the Preferred Exchange Cap. This rule is designed to protect existing stockholders from excessive dilution without their consent.

As described above, on February 24, 2026, we entered into the Securities Purchase Agreement with the Investor, pursuant to which the Investor agreed to purchase from the Company 400 units for an aggregate purchase price of $20,000,000, or a per unit price of $50,000, with each unit consisting of (i) one restricted share of Series B Preferred Stock and (ii) one and a half restricted Warrants to initially purchase up to 35,211 shares of Common Stock, subject to adjustment and exchange as described herein. Each share of Series B Preferred Stock has a Stated Value of $50,000 and is convertible into a number of shares of Common Stock (or pre-funded warrants in lieu thereof) equal to the Stated Value divided by the Initial Conversion Price of $2.13 per share. Assuming an Initial Conversion Price of $2.13 per share, each share of Series B Preferred Stock is convertible into 23,474 shares of Common Stock (or pre-funded warrants in lieu thereof). Upon the Company obtaining stockholder approval of the transactions contemplated by the Securities Purchase Agreement and the related agreements, the Initial Conversion Price will be adjusted from $2.13 per share to the lower of (i) $2.13 per share, (ii) the price per share upon the effectiveness of the initial registration statement required to be filed in connection with the February 2026 Private Placement, (iii) the price per share upon the Company obtaining such stockholder approval and (iv) the price per share upon applicability of Rule 144 as it relates to the sale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock. The Initial Conversion Price is subject to further adjustment upon stock splits, distributions, reorganizations, reclassifications, change of control and the like, and is also subject to price-based anti-dilution adjustments for subsequent offerings made by the Company while the Series B Preferred Stock remains outstanding (subject to certain exempt issuances). The holder of the Series B Preferred Stock is entitled to 10,000 votes per share of Series B Preferred Stock held.

The shares of Series B Preferred Stock are convertible at the option of the holder at any time and will be automatically converted into shares of Common Stock upon effectiveness of the initial registration statement required to be filed in connection with the February 2026 Private Placement whether or not stockholder approval has been obtained. If at any time after February 24, 2027, the Company has not received stockholder approval, the shares of Series B Preferred Stock are redeemable at the option of the holder at a price per share equal to 105% of the Stated Value. The shares of Series B Preferred Stock are subject to a blocker provision (the “Preferred Blocker”), which restricts the conversion of the Series B Preferred Stock if, as a result of such conversion, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 9.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise).

The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock could exceed the Preferred Exchange Cap. Therefore, in order to comply with Nasdaq Rule 5635(d) and the terms of the Securities Purchase Agreement, we are seeking stockholder approval to issue shares above the Preferred Exchange Cap and to waive the “Preferred Exchange Cap” limitation in the Securities Purchase Agreement.

The information set forth in this Proposal Two is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the Certificate of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designations”) attached as exhibits 10.1 and 3.1, respectively, to our Current Report on Form 8-K filed with the SEC on February 25, 2026, as amended.

Stockholders are urged to carefully read these documents.

Potential Consequences if the Proposal is not Approved

We are not seeking the approval of our stockholders to authorize the issuance of the Series B Preferred Stock, as we have already entered into the Securities Purchase Agreement and issued 4,694,835 shares of Series B Preferred Stock to the Investor.

If our stockholders do not approve this Proposal Two, we will be unable to issue shares of Common Stock in excess of the Preferred Exchange Cap to the Investor upon conversion of the Series B Preferred Stock. If after February 24, 2027 the Company has not received stockholder approval for this Proposal Two, the holder of the Series B Preferred Stock shall be entitled to redeem the shares at a price per share equal to 105% of the Stated Value.

Potential Adverse Effects of this Proposal

If this Proposal Two is approved, the issuance of Common Stock upon conversion of the Series B Preferred Stock could result in substantial dilution to the interests of existing holders of our Common Stock. The Initial Conversion Price of $2.13 per share is subject to adjustment upon approval by the stockholders of this Proposal Two to the lower of (i) $2.13 per share, (ii) the price per share upon the effectiveness of the initial registration statement required to be filed in connection with the February 2026 Private Placement, (iii) the price per share upon the Company obtaining such stockholder approval and (iv) the price per share upon applicability of Rule 144 as it relates to the sale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

Each share of Common Stock that would be issuable to the holder of Series B Preferred Stock upon conversion would have the same rights and privileges as each of our currently outstanding shares of Common Stock. The issuance of Common Stock to the Investor will not affect the rights of the holders of our outstanding shares of Common Stock, however, as shares of Common Stock are issued upon conversion of the Series B Preferred Stock, the ownership interest of our existing stockholders would be correspondingly reduced, and they would therefore have less ability to influence corporate decisions requiring stockholder approval.

As of the Record Date, there were [______] shares of our Common Stock outstanding. The Company anticipates filing a registration statement, pursuant to a registration rights agreement entered into on February 24, 2026, to register the resale of an amount equivalent to 250% of the 9,389,670 shares of Common Stock initially issuable upon conversion of the Series B Preferred Stock. If this Proposal Two is approved and all 23,474,175 shares of our Common Stock that we currently contemplate registering for resale by the Investor upon conversion of the Series B Preferred Stock were issued and outstanding as of the Record Date, such shares would represent approximately [__]% of the total number of outstanding shares of Common Stock. Unless we obtain stockholder approval, we may not sell more than the Preferred Exchange Cap of 19.99% of shares of Common Stock issued and outstanding.

Additionally, the sale of a substantial number of Common Stock to the Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, the Common Stock issuable pursuant to the terms of the Securities Purchase Agreement and the Certificate of Designations may represent overhang that may also adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our Common Stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our Common Stock cannot absorb shares of Common Stock sold by the Investor, then the value of our Common Stock will likely decrease.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal Two except to the extent of their ownership of shares of our Common Stock.

Required Vote; Recommendation of the Board

Approval of the Preferred Stock Conversion Issuance Proposal requires the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at the Special Meeting. For purposes of the vote on the Preferred Stock Conversion Issuance Proposal, abstentions and broker non-votes will be counted towards the presence of a quorum but will not be considered votes cast by the stockholders at the Special Meeting. Abstentions will therefore have the same legal effect as a vote “AGAINST” the Preferred Stock Conversion Issuance Proposal and broker non-votes will not have any effect with respect to the Preferred Stock Conversion Issuance Proposal.

The Board of Directors unanimously recommends THAT YOU vote

“FOR” THE PREFERRED STOCK CONVERSION Issuance Proposal.

PROPOSAL THREE:

REVERSE SPLIT PROPOSAL

Introduction

At the Special Meeting, stockholders will be asked to grant the Board discretionary authority for 18 months to amend the Certificate of Incorporation (the “Reverse Split Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) at a ratio in the range from one-for-two to one-for-two hundred fifty, under the Nasdaq Listing Rules, with such specific ratio to be determined by the Board (the “Reverse Stock Split Ratio”) at any time prior to 18 months after the date of the Special Meeting. Upon the effectiveness of the Reverse Split Amendment (the “Split Effective Time”), the issued shares of Common Stock outstanding immediately prior to the Split Effective Time will be reclassified into a smaller number of shares. The ultimate Reverse Stock Split Ratio will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock and the listing requirements of Nasdaq.

The proposed Reverse Split Amendment to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. The form of the Reverse Split Amendment, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of Common Stock or preferred stock, or the par value of the Common Stock or preferred stock. The following discussion is qualified in its entirety by the full text of the Reverse Split Amendment, which is incorporated herein by reference.

Even if stockholders approve the Reverse Split Proposal, we reserve the right not to effect the Reverse Stock Split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of the Company and its stockholders. If this Reverse Split Proposal is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect the Reverse Stock Split within the ratios and during the period set forth above.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, Nasdaq listing requirements, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Purpose

The Board approved the proposal approving the Reverse Split Amendment for the following reasons:

●	the Board believes that the Reverse Stock Split is the best option available to the Company to increase its stock price should it be required for continued listing on Nasdaq;

●	the Board believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees; and

●	if the Reverse Stock Split successfully increases the per share price of the Common Stock, the Board believes this increase may increase trading volume in the Common Stock and facilitate future financings by the Company.

Reasons for the Reverse Split Proposal and Nasdaq Listing Requirements

We believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, and we believe that the current per share trading price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

If we were unable to maintain compliance with the minimum bid price of $1.00 per share as set forth in Nasdaq Listing Rule 5550(a)(2) and our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQX, the OTCQB or the OTC Pink markets maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market, and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. Under Nasdaq Rule 5810(c)(3)(A)(iv), if the price of our Common Stock fails to satisfy the Minimum Bid Price Requirement (A) within one year after effectiveness of a reverse stock split or (B) if the Company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the Company shall not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to that security, and the Common Stock would be subject to delisting by Nasdaq without any opportunity for a cure period.

On October 11, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Certificate of Incorporation and on October 16, 2024 the Company filed with the Secretary of State of the State of Delaware a Certificate of Correction of its Certificate of Incorporation that effected a one-for-eight reverse stock split of the Common Stock, effective at 12:01 a.m. Eastern Time on October 24, 2024 (the “October 2024 Reverse Split”). On March 13, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Certificate of Incorporation that effected a one-for-fifty reverse stock split of the Common Stock, effective at 12:01 a.m. Eastern Time on March 14, 2025 (the “March 2025 Reverse Split”). On June 1, 2025, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Certificate of Incorporation that effected a one-for-fifteen reverse stock split of the Common Stock, effective at 12:01 a.m. Eastern Time on June 2, 2025 (the “June 2025 Reverse Split” and, together with the October 2024 Reverse Split and the March 2025 Reverse Split, the “Prior Reverse Splits”).

If the Company implements the Reverse Stock Split after the price of our Common Stock fails to satisfy the Minimum Bid Price Requirement and on or before June 2, 2026, the Company will not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to our Common Stock, which would then be subject to delisting by Nasdaq. In addition, if the Company implements the Reverse Stock Split after the price of our Common Stock fails to satisfy the Minimum Bid Price Requirement and on or before June 2, 2027 with a cumulative ratio combined with the Prior Reverse Splits of 250 shares or more to one, the Company will not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to our Common Stock, which would then be subject to delisting by Nasdaq. If the Company effects the Reverse Stock Split while its Common Stock satisfies the Minimum Bid Price Requirement, the Reverse Stock Split would not trigger delisting under Nasdaq Rule 5810(c)(3)(A)(iv).

For these reasons and others, delisting would adversely affect the liquidity, trading volume, investor interest and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

Reverse Stock Split Ratio

If approved by stockholders, this Reverse Split Proposal would permit but not require the Board to effect the Reverse Stock Split at any time prior to 18 months after the date of the Special Meeting by the Reverse Stock Split Ratio, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific Reverse Stock Split Ratio within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the Reverse Stock Split Ratio, the Board may consider, among other things, factors such as:

●	the total number of shares of Common Stock outstanding;

●	Nasdaq requirements for the continued listing of Common Stock;

●	the historical trading price and trading volume of Common Stock;

●	the then prevailing trading price and trading volume for Common Stock;

●	the anticipated impact of the Reverse Stock Split on the trading price of and market for Common Stock;

●	the administrative and transaction costs associated with potential exchange ratios;

●	potential financing opportunities; and

●	prevailing general market and economic conditions.

The Board will have sole discretion as to the Reverse Stock Split Ratio, within the range specified in this proposal, and any implementation and the exact timing of the Reverse Stock Split prior to 18 months after the date of the Special Meeting. The Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

Effectiveness of the Reverse Stock Split

If approved by our stockholders, the Reverse Stock Split would become effective upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware, or at the later time set forth in the Reverse Split Amendment, which will constitute the Split Effective Time. The exact timing of the Reverse Split Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Split Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed.

The proposed form of Reverse Split Amendment to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any Reverse Split Amendment to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by the Board, within the range approved by the stockholders.

Potential Market Effects of the Reverse Stock Split

Reducing the number of outstanding shares of Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. The market price of our Common Stock will also be based on, and may be adversely affected by, our performance, financial results market conditions, the market’s perception of our business and other factors which are unrelated to the number of shares outstanding. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future. Additionally, the Company cannot assure you that the market price per share of Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. In addition, the Reverse Stock Split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in the Company because of the low market price of the Common Stock, especially if we are listed on the OTCQB or OTC Pink markets. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

In evaluating the Reverse Split Proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; the costs associated with implementing a reverse stock split; and the fact that the Company completed the Prior Reverse Splits and how it is affected by Nasdaq Rule 5810(c)(3)(A)(iv), as described above.

Potential Increased Investor Interest

On [______], 2026, the Common Stock closed at $[___] per share. An investment in the Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks. The Board believes that the anticipated higher market price expected to result from the Reverse Stock Split will reduce, to some extent, the negative effects of the practices of brokerage houses and investors described above on the liquidity and marketability of the Common Stock.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of the Common Stock. The Company cannot predict whether the Reverse Stock Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees;

●	the market price per share will either exceed or remain in excess of $1.00, the Minimum Bid Price Requirement by Nasdaq for continued listing; or

●	the Company would otherwise meet the Nasdaq listing requirements even if the per share market price of the Common Stock after the Reverse Stock Split meets the Minimum Bid Price Requirement.

The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Potential Effects of Proposed Reverse Split Amendment

If our stockholders approve the Reverse Split Proposal and the Board effects the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the Reverse Stock Split Ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split Ratio will, in lieu of a fractional share, receive one whole share of Common Stock. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Stock Split. This would have the effect of increasing the number of shares of our Common Stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. Any issuance of additional shares of our Common Stock would increase the number of outstanding shares of our Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of our Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of our Common Stock.

In addition to sales of our Common Stock, if our stockholders approve the Reverse Split Proposal and the Board effects the Reverse Stock Split, the additional available shares of our Common Stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the Reverse Split Proposal is approved and the Reverse Stock Split is implemented, that any financing transaction or other transaction would be undertaken or completed.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to Common Stock now authorized.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the Split Effective Time, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to compliance with applicable continued listing requirements, our Common Stock will continue to be listed on Nasdaq and traded under the symbol “DFNS,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Split Effective Time to indicate that a reverse stock split has occurred. After the Split Effective Time, it is expected that our Common Stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Split Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of the Common Stock.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, the Company intends to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of Common Stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of our Common Stock in lieu of such fractional share.

Effect of the Reverse Stock Split on Stock Option Awards and Equity Incentive Plans

If the Reverse Stock Split is implemented, proportionate adjustments will be made to the per share exercise price, and the number of shares of our Common Stock issuable upon the exercise, of all outstanding options and to the number of shares of our Common Stock issuable upon the vesting and settlement of any outstanding restricted stock units (“RSUs”) as well as the conversion price and shares issuable upon conversion of any convertible promissory notes and other rights to acquire our Common Stock. These adjustments would result in approximately the same aggregate exercise price being paid upon the exercise of such options, and approximately the same value of shares of our Common Stock being delivered upon the exercise of such options and upon the vesting and settlement of such RSUs, immediately preceding and immediately following the Reverse Stock Split. However, to comply with certain regulations under the Internal Revenue Code of 1986, as amended (the “Code”), the per share exercise price of each outstanding option would be rounded up to the nearest whole cent, and the number of shares of our Common Stock that could be acquired upon the exercise of each outstanding option would be rounded down to the nearest whole share. The number of shares of our Common Stock reserved for issuance pursuant to our equity incentive plans will be reduced proportionately based upon the Reverse Stock Split Ratio.

Effect of the Reverse Stock Split on Warrants

In addition to adjusting the number of shares of our Common Stock, we would adjust all shares underlying any of our outstanding warrants as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the applicable exercise price or conversion price in accordance with the terms of each instrument and based on the Reverse Stock Split Ratio.

Accounting Matters

The proposed Reverse Split Amendment will not affect the par value of $0.0001 of our Common Stock. As a result, at the Split Effective Time, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Pro Forma Capitalization of Common Stock

The table below sets forth (i) the number of shares of our Common Stock that would be issued and outstanding, (ii) the number of shares of our Common Stock that would be reserved for issuance pursuant to outstanding warrants, options and convertible securities (excluding interest), and (iii) the weighted-average exercise price of outstanding options and warrants, each based on securities outstanding as of [____], 2026 giving effect to a hypothetical reverse stock split of one-for-two, one-for-twenty, one-for-fifty, one-for-one hundred twenty-five, one-for-two hundred and one-for-two hundred fifty. Pursuant to Nasdaq Rule 5550(a)(4), the Company is required to have at least 500,000 publicly held shares. The Reverse Stock Split alone would have no effect on our authorized capital stock, including our authorized preferred stock. For purposes of the figures below, share numbers have been rounded down to the nearest whole share.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-2	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-50	Reverse Stock Split Ratio of 1-for-125	Reverse Stock Split Ratio of 1-for-200	Reverse Stock Split Ratio of 1-for-250
Number of Shares of Common Stock Issued and Outstanding
Number of Shares of Common Stock Reserved for Issuance
Weighted Average Exercise Price of Options and Warrants

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, banks, insurance companies and other financial institutions, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, U.S. Holders who actually or constructively own 5% or more of our stock, U.S. expatriates and former citizens or long-term residents of the United States, and persons for whom Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effected before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

The Reverse Stock Split is intended to constitute as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming that such treatment is correct, the Reverse Stock Split generally will not result in the recognition of gain or loss for U.S. federal income tax purposes, except potentially with respect to any additional fractions of a share of our Common Stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our Common Stock in lieu of a fractional share, the adjusted basis of the new Common Stock will be the same as the adjusted basis of the Common Stock exchanged. The holding period of the new, post-Reverse Stock Split Common Stock resulting from implementation of the Reverse Stock Split will include the U.S. Holder’s respective holding periods for the pre-Reverse Stock Split Common Stock. U.S. Holders who acquired our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such Common Stock.

As noted above, no fractional shares of our Common Stock will be issued as a result of the Reverse Stock Split. Instead, we will issue one (1) full share of the post-Reverse Stock Split Common Stock to any U.S. Holder who would have been entitled to receive a fractional share as a result of the process. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our Common Stock are not clear. A U.S. Holder who receives one (1) whole share of our Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. We are not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income or gain to any U.S. Holder, and U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and non-U.S. tax consequences to you of the Reverse Stock Split.

Appraisal Rights

Under the DGCL, our stockholders will not be entitled to dissenter’s rights with respect to the proposed Reverse Split Amendment to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with such rights.

Required Vote; Recommendation of the Board

Approval of the Reverse Split Proposal requires that the votes cast “FOR” the matter exceed the votes cast “AGAINST” the matter at the Special Meeting, provided that a quorum exists at the Special Meeting. For purposes of the vote on the Reverse Split Proposal, abstentions and broker non-votes will be counted towards the presence of a quorum but will not be considered votes cast by the stockholders at the Special Meeting and therefore will not have any effect with respect to the Reverse Split Proposal.

The Board of Directors unanimously recommends THAT YOU vote

“FOR” THE Reverse Split Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by:

●	each of our directors

●	each of our named executive officers;

●	all executive officers and directors as a group;

●	each person known to us to beneficially own more than 5% of our Common Stock on an as-converted basis.

The calculations in the table below are based on 38,298,210 shares of Common Stock issued and outstanding as of April 10, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o T3 Defense Inc., 575 Fifth Avenue, 14th Floor, New York, New York 10017.

Named Executive Officers and Directors	Position	Number of Shares of Common Stock	Percentage of Common Stock
Menachem Shalom	CEO and Director	10,617,672	23.4%
Morel Levi	CFO	5,000	*
David Rokach	Director	15,000	*
Tomer Nagar	Director	15,000	*
Reuven Yeganeh	Director	20,000	*
Total Officers and Directors (5 people)		10,672,672	23.5%
5% Stockholders

X Group Fund of Funds LP(1)		3,000,000	7.8%
Esousa Group Holdings LLC(2)		4,250,629	9.99%

(1)	Represents shares of Common Stock held as of record by X Group Fund of Funds LP. Anastasiia Kotaieva is the owner of X Group Fund of Funds LP, and has voting and dispositive control over the securities held by X Group Fund of Funds LP. Ms. Kotaieva was a director of the Company from June 13, 2024 through November 6, 2025. The address of the reporting person is 22511 Telegraph, Suite 202, Southfield, MI 48033.

(2)	Consists of 719 Common Shares and 4,249,910 shares of Common Stock issuable upon exercise of warrants held by Esousa Group Holdings LLC (“Esousa”). Excludes 4,936,662 additional shares of Common Stock issuable upon exercise of warrants held by Esousa as the terms of such warrants limit the exercise such that beneficial ownership does not exceed 9.99%. Esousa holds 200 shares of Series B Preferred Stock which are currently convertible into 4,694,835 shares of Common Stock (assuming an Initial Conversion Price of $2.13) and Warrants to purchase an aggregate of 7,042,252 shares of Common Stock at an exercise price of $2.13 per share. The Series B Preferred Stock and the Warrants limit the conversion or exercise such that beneficial ownership does not exceed 9.9% or 9.99%, respectively. In accordance with Rule 13d-3(d) under the Exchange Act, also excludes the number of shares of Common Stock that Esousa may be required to purchase under the Equity Line of Credit (the “ELOC Purchase Agreement”) we entered into with Esousa in September 2025 because the issuance of such shares is solely at our discretion and is subject to conditions contained in the ELOC Purchase Agreement, the satisfaction of which are entirely outside of Esousa’s control. The purchases made by Esousa pursuant to the ELOC Purchase Agreement are also subject to a 9.99% beneficial ownership limitation. Michael Wachs, the owner of Esousa, has voting and dispositive control over the securities held by Esousa. The address of the reporting person is 211 East 43rd Street, Suite 402, New York, NY 10017.
*	Less than 1%.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2025 with respect to our compensation plans under which equity securities may be issued, there are no shares of Common Stock available for issuance under our 2025 Equity Incentive Plan or our 2024 Equity Incentive Plan and there are no options, warrants or rights outstanding.

PROXY SOLICITATION COSTS

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Proxy Statement, the proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our website at www.t3dfns.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

You can obtain copies of the Company’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2025, which includes financial statements and any financial statement schedules required to be filed in accordance with SEC rules, through the SEC’s EDGAR website or from us directly, at no cost, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into those documents), by requesting them in writing or by telephone at the following address and telephone number:

T3 Defense Inc.

575 Fifth Ave., 14th Floor

New York, New York 10017

(212) 791-4663

Attention: Corporate Secretary

By Order of the Board of Directors,

/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

[________], 2026

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
T3 Defense Inc.
a Delaware corporation

T3 Defense Inc., a Delaware corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

FIRST: The name of the corporation is T3 Defense Inc. (the “Corporation”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”).

THIRD: Upon the effectiveness of this Certificate of Amendment pursuant to the DGCL, Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article IV:

“(4) Reverse Stock Split. Effective immediately upon the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [__________] ([__________]) shares of Common Stock then issued and outstanding, or held in the treasury of this corporation, immediately prior to the Effective Time, shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by this corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.”

FOURTH: This Certificate of Amendment has been duly approved by the Board of Directors in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment has been duly approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned, and the undersigned has executed this Certificate of Amendment and affirms the foregoing as true under penalty of perjury this [            ] day of [            ], 2026.

By:
Name:
Title: